SPECIAL MEETING OF THE BOARD OF DIRECTORS
SPYR, INC.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF SPYR, INC. A Nevada Corporation

The undersigned, being all of the Directors of SPYR, Inc., a Nevada Corporation (the "Company"), hereby adopt the following recitals and resolutions by their unanimous written consent thereto, effective as of January 22, 2018, hereby waiving all notice of, and the holding of, a meeting of the directors to act upon such matters and resolutions, pursuant to Sections 3.10 and 3.16 of the Company's By-Laws.

RECITALS

WHEREAS, pursuant to § 9.7 of the Company's By Laws: "These By Laws may be altered, amended or repealed either by unanimous written consent of the Board of Directors, in the manner stated in Article 3.16 herein, or at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such hearing.

WHEREAS, the Board of Directors of the Company deems it necessary and appropriate to amend the Company's By-Laws to bring them into compliance with Nevada law.

Thus, **IT IS HEREBY RESOLVED** that the Company shall adopt the By-Laws attached to this resolution.

RESOLVED FURTHER, that the appropriate Officers of the Company be, and they hereby are, authorized and empowered to execute such documents, take such steps and perform such acts as, in their judgment, may be necessary or convenient in carrying out the foregoing resolutions consistent with the Company's By Laws, including placing this Unanimous Written Consent in the appropriate Books and Records of the Company, and that any such documents executed or acts taken by them shall be conclusive evidence of authority in so doing.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of date first written above.

ALL THE DIRECTORS OF SPYR, INC. :

JOSEPH FIORE, DIRECTOR

JAMES MYLOCK, Jr., DIRECTOR

TIM MATULA, DIRECTOR